Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-203415, 333-208988, 333-224990) and Form S-8 (Nos. 333-202569, 333-222255, 333-228825) of Bluerock Residential Growth REIT, Inc. of our report dated February 26, 2019, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan

February 24, 2020